Exhibit 99.1
SentinelOne Announces Third Quarter Fiscal Year 2026 Financial Results
Revenue increased 23% year-over-year
ARR up 23% year-over-year
MOUNTAIN VIEW, Calif. – December 4, 2025 – SentinelOne, Inc. (NYSE: S) today announced financial results for the third quarter of fiscal year 2026 ended October 31, 2025.
“We continue to demonstrate a strong combination of top-tier growth and margin improvement. Our third-quarter performance underscores the growing demand for our AI-native security platform that combines data, intelligence, and defense.” said Tomer Weingarten, CEO of SentinelOne. “Our early-mover advantage and approach for both AI for Security and Security for AI is resonating with customers. We are winning new logos and expanding existing accounts while empowering organizations to advance their digital transformations securely and intelligently.”
“We outperformed our expectations on both top and bottom line metrics – demonstrating disciplined execution and achievement of new profitability milestones,” said Barbara Larson, CFO of SentinelOne. “We are successfully balancing industry-leading growth with financial rigor, ensuring we remain firmly on track to deliver sustainable, profitable growth at scale.”

Third Quarter Fiscal Year 2026 Highlights
(All metrics are compared to the third quarter of fiscal year 2025 unless otherwise noted)

•Total revenue increased 23% to $258.9 million, compared to $210.6 million.

•Annualized recurring revenue (ARR) increased 23% to $1,055.3 million as of October 31, 2025.

•Customers with ARR of $100,000 or more grew 20% to 1,572 as of October 31, 2025.

•Gross margin: GAAP gross margin was 74%, compared to 75%. Non-GAAP gross margin was 79%, compared to 80%.

•Operating margin: GAAP operating margin was (28)%, compared to (42)%. Non-GAAP operating margin was 7%, compared to (5)%.

•Net income (loss) margin: GAAP net loss margin was (23)%, compared to (37)%. Non-GAAP net income margin was 10%, compared to 0%.

•Cash flow margin: Operating cash flow margin was 8%, compared to (3)%. Free cash flow margin was 6%, compared to (6)%. Trailing-twelve month operating cash flow margin was 7%, compared to 4%. Trailing-twelve month free cash flow margin was 5%, compared to 1%.

•Cash, cash equivalents, and investments were $873.6 million as of October 31, 2025.

Leadership Update
SentinelOne today announced that Barbara Larson will transition from her role as Chief Financial Officer to pursue an opportunity outside of the cybersecurity industry. Ms. Larson will continue to serve in her role through mid-January 2026. Upon Barbara’s departure, our Chief Growth Officer, Barry Padgett, will serve as interim CFO to ensure a seamless transition. Barry is a seasoned executive with more than 25 years of experience in operational leadership at enterprise software companies including SAP and Stripe. The company has initiated a search for its next CFO.
“Barbara’s leadership has helped SentinelOne drive its rapid growth as a leading AI-powered security and cyber-defense firm,” said Tomer Weingarten, CEO, SentinelOne. “She helped guide our transition to positive non-GAAP operating margins, strengthened our free cash flow profile and supported our path to surpassing $1 billion in ARR. We’re grateful for her leadership at SentinelOne. Going forward, Barry, as a seasoned executive, will ensure a steady hand during this transition.”
Financial Outlook
We are providing the following guidance for the fourth quarter of fiscal year 2026, and for fiscal year 2026 (ending January 31, 2026).

	Q4FY26 Guidance	Full FY2026 Guidance
Revenue	$271 million	$ 1,001 million
Non-GAAP gross margin	77.5%	78.5%
Non-GAAP operating margin	5%	3%
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation expense, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, acquisition-related compensation costs, restructuring charges, gains and losses on strategic investments, and provision for (benefit from) income taxes. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP gross margin and non-GAAP operating margin is not available without unreasonable effort.
Webcast Information
We will host a live audio webcast for analysts and investors to discuss our earnings results for the third quarter of fiscal year 2026 and outlook for fourth quarter of fiscal year 2026 and full fiscal year 2026 today, December 4, 2025, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). The live webcast and a recording of the event will be available on the Investor Relations section of our website at investors.sentinelone.com.

We have used, and intend to continue to use, the Investor Relations section of our website at investors.sentinelone.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve risks and uncertainties, including but not limited to statements regarding our future growth, execution, product innovation and technological development, competitive position, and future financial and operating performance, including our financial outlook for the fourth quarter of fiscal year 2026 and our full fiscal year 2026, including non-GAAP gross margin and non-GAAP operating margin; share repurchase program; progress towards our long-term profitability targets; and general market trends. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms and similar expressions are intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words.
There are a significant number of factors that could cause our actual results to differ materially from statements made in this press release, including but not limited to: our limited operating history; our history of losses; intense competition in the market we compete in; fluctuations in our operating results; actual or perceived network or security incidents against us; actual or perceived defects, errors or vulnerabilities in our platform; our ability to successfully integrate any acquisitions and strategic investments; risks associated with managing our rapid growth; general global, political, economic, and macroeconomic climate, including but not limited to, the changes in U.S. federal spending and policies, including government shutdowns, significant political or regulatory developments or changes in trade policy, actual or perceived instability in the banking industry; supply chain disruptions; a potential recession, inflation, and interest rate volatility; geopolitical conflicts around the world; our ability to attract new and retain existing customers, or renew and expand our relationships with them; the ability of our platform to effectively interoperate within our customers' IT infrastructure; disruptions or other business interruptions that affect the availability of our platform including cybersecurity incidents; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products, subscriptions and support offerings; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; and risks of securities class action litigation.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our filings and reports with the Securities and Exchange Commission (SEC), including our most recently filed Annual Report on Form 10-K, dated March 26, 2025, subsequent Quarterly Reports on Form 10-Q and other filings and reports that we may file from time to time with the SEC, copies of which are available on our website at investors.sentinelone.com and on the SEC’s website at www.sec.gov.
You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information and estimates available to us as of the date hereof, and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. We do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this press release or to reflect new information or the occurrence of unexpected events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.
Non-GAAP Financial Measures
In addition to our results being determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, with the financial information presented in accordance with GAAP, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.
Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.

Reconciliations between non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP are contained below. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
As presented in the “Reconciliation of GAAP to Non-GAAP Financial Information” table below, each of the non-GAAP financial measures excludes one or more of the following items:
Stock-based compensation expense
Stock-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation expense provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
Employer payroll tax on employee stock transactions
Employer payroll tax expenses related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for employer payroll taxes on employee stock transactions provide investors with a basis to measure our core performance against the performance of other companies without the variability created by employer payroll taxes on employee stock transactions as a result of the stock price at the time of employee exercise.
Amortization of acquired intangible assets
Amortization of acquired intangible asset expense is tied to the intangible assets that were acquired in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Management believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of our ongoing operations and provides investors with a better comparison of period-over-period operating results.
Acquisition-related compensation costs
Acquisition-related compensation costs include cash-based compensation expenses resulting from the employment retention of certain employees established in accordance with the terms of each acquisition. Acquisition-related cash-based compensation costs have been excluded as they were specifically negotiated as part of the acquisitions in order to retain such employees and relate to cash compensation that was made either in lieu of stock-based compensation or where the grant of stock-based compensation awards was not practicable. In most cases, these acquisition-related compensation costs are not factored into management’s evaluation of potential acquisitions or our performance after completion of acquisitions, because they are not related to our core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare our results against those of other companies without the variability caused by purchase accounting.

Restructuring charges
Restructuring charges primarily relate to contract termination charges, severance payments, employee benefits, stock-based compensation and asset impairment charges related to facilities. These restructuring charges are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. We believe that it is appropriate to exclude restructuring charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.
Gains and losses on strategic investments
Gains and losses on strategic investments relate to the subsequent changes in the recorded value of our strategic investments. These gains and losses are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. We believe that it is appropriate to exclude gains and losses from strategic investments from non-GAAP financial measures because it enables the comparison of period-over-period net income (loss).
Provision for (Benefit from) income taxes
The tax charge related to a framework for a final settlement and resolution discussed during the nine months ended October 31, 2025 with the Israel Tax Authorities (ITA) as a part of the ongoing bilateral Advance Pricing Agreement negotiations with the U.S. Internal Revenue Service and ITA of $136.0 million (included in the balance sheet within other liabilities) and the $4.7 million tax benefit, related to valuation allowance release for the recording of Israeli deferred tax assets, and the $5.4 million discrete tax benefit from the release of valuation allowance associated with our acquisition of Observo, Inc. in September 2025, have been excluded from our non-GAAP results because these represent discrete, non-recurring items that are not indicative of our core operating performance. These exclusions provide investors with a clearer view of our underlying financial results and facilitate meaningful comparisons across reporting periods. No finalized resolution or agreement has been reached at this time.

Dilutive shares applying the treasury stock method
During periods in which we incur a net loss under a GAAP basis, we exclude certain potential common stock equivalents from our GAAP diluted shares because their effect would have been anti-dilutive. In periods where we have net income on a non-GAAP basis, these common stock equivalents would have been dilutive. Accordingly, we have included the impact of these common stock equivalents in the calculation of our non-GAAP diluted net income per share applying the treasury stock method.
Non-GAAP Cost of Revenue, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Income (Loss) from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income, Non-GAAP Net Income Margin and Non-GAAP Net Income Per Share
We define these non-GAAP financial measures as their respective GAAP measures, excluding the expenses referenced above. We use these non-GAAP financial measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance.
Free Cash Flow
We define free cash flow as cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors, and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.

Key Business Metrics
We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.
Annualized Recurring Revenue (ARR)
We believe that ARR is a key operating metric to measure our business because it is driven by our ability to acquire new subscription, consumption, and usage-based customers, and to maintain and expand our relationship with existing customers. ARR represents the annualized revenue run rate of our subscription and consumption and usage-based agreements at the end of a reporting period, assuming contracts are renewed on their existing terms for customers that are under contracts with us. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates, usage, renewal rates, and other contractual terms.
Customers with ARR of $100,000 or More
We believe that our ability to increase the number of customers with ARR of $100,000 or more is an indicator of our market penetration and strategic demand for our platform. We define a customer as an entity that has an active subscription for access to our platform. We count Managed Service Providers, Managed Security Service Providers, Managed Detection & Response firms, and Original Equipment Manufacturers, who may purchase our products on behalf of multiple companies, as a single customer. We do not count our reseller or distributor channel partners as customers.
Source: SentinelOne
NYSE: S
Category: Investors
Contact:
Investor Relations:
Saad Nazir
investors@sentinelone.com

Press:
Craig VerColen
press@sentinelone.com

SENTINELONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 31,	January 31,
	2025	2025
Assets
Current assets:
Cash and cash equivalents	$150,206	$186,574
Short-term investments	499,640	535,331
Accounts receivable, net	198,756	236,012
Deferred contract acquisition costs, current	67,696	64,782
Prepaid expenses and other current assets	40,664	47,023
Total current assets	956,962	1,069,722
Property and equipment, net	80,306	71,774
Long-term investments	223,779	419,367
Deferred contract acquisition costs, non-current	86,126	85,322
Intangible assets, net	140,409	107,155
Goodwill	911,778	629,636
Other assets	32,609	23,649
Total assets	$2,431,969	$2,406,625
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,634	$8,159
Accrued payroll and benefits	73,201	79,612
Deferred revenue, current	480,996	470,127
Accrued expenses and other current liabilities	63,794	55,655
Total current liabilities	627,625	613,553
Deferred revenue, non-current	88,470	102,017
Other liabilities	165,952	21,808
Total liabilities	882,047	737,378
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	33	31
Class B common stock	1	1
Additional paid-in capital	3,515,181	3,294,542
Accumulated other comprehensive income	2,695	2,158
Accumulated deficit	(1,967,988)	(1,627,485)
Total stockholders’ equity	1,549,922	1,669,247
Total liabilities and stockholders’ equity	$2,431,969	$2,406,625

SENTINELONE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Revenue	$258,913	$210,648	$730,125	$595,940
Cost of revenue(1)	67,851	53,260	184,857	154,096
Gross profit	191,062	157,388	545,268	441,844
Operating expenses:
Research and development(1)	83,146	70,453	234,490	192,376
Sales and marketing(1)	126,562	123,713	388,322	359,160
General and administrative(1)	51,494	52,342	151,647	139,409
Restructuring(1)	3,171	—	12,221	—
Total operating expenses	264,373	246,508	786,680	690,945
Loss from operations	(73,311)	(89,120)	(241,412)	(249,101)
Interest income, net	10,381	12,658	34,867	37,521
Other income (expense), net	(520)	(378)	(355)	(838)
Loss before income taxes	(63,450)	(76,840)	(206,900)	(212,418)
Provision for (benefit from) income taxes	(3,159)	1,524	133,603	5,235
Net loss	$(60,291)	$(78,364)	$(340,503)	$(217,653)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.18)	$(0.25)	$(1.04)	$(0.70)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	332,732,831	316,987,303	328,516,203	312,583,956

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$5,644	$5,810	$15,708	$16,243
Research and development	24,952	22,816	70,182	61,092
Sales and marketing	22,483	18,612	66,736	55,568
General and administrative	22,809	22,950	65,837	60,515
Restructuring	(547)	—	(583)	—
Total stock-based compensation expense	$75,341	$70,188	$217,880	$193,418

SENTINELONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2025	2024
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(340,503)	$(217,653)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	38,050	31,825
Amortization of deferred contract acquisition costs	57,037	48,297
Non-cash operating lease costs	3,150	2,981
Stock-based compensation expense	217,880	193,418
Accretion of discounts, and amortization of premiums on investments, net	(6,198)	(10,536)
Asset impairment charges	2,205	1,481
Other	(554)	(43)
Changes in operating assets and liabilities, net of effects of acquisitions
Accounts receivable	38,317	49,980
Prepaid expenses and other assets	1,238	5,987
Deferred contract acquisition costs	(60,756)	(60,133)
Accounts payable	1,312	2,975
Accrued expenses and other liabilities	135,350	14,340
Accrued payroll and benefits	(7,115)	(4,702)
Operating lease liabilities	(3,177)	(3,925)
Deferred revenue	(3,991)	(17,163)
Net cash provided by operating activities	72,245	37,129
CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(519)	(1,666)
Purchases of intangible assets	(136)	(149)
Capitalization of internal-use software	(17,526)	(19,795)
Purchases of investments	(233,547)	(597,614)
Proceeds from sales, maturities and return of capital of investments	471,664	594,879
Cash paid for acquisitions, net of cash acquired	(244,720)	(61,553)
Net cash used in investing activities	(24,784)	(85,898)
CASH FLOW FROM FINANCING ACTIVITIES:
Repurchases of common stock	(101,942)	—
Repurchase of early exercised stock options	—	(21)
Proceeds from exercise of stock options	16,610	22,888
Proceeds from issuance of common stock under the employee stock purchase plan	9,065	8,800
Net cash (used in) provided by financing activities	(76,267)	31,667
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(28,806)	(17,102)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–Beginning of period	193,302	322,086
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–End of period	$164,496	$304,984

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Cost of revenue reconciliation:
GAAP cost of revenue	$67,851	$53,260	$184,857	$154,096
Stock-based compensation expense	(5,644)	(5,810)	(15,708)	(16,243)
Employer payroll tax on employee stock transactions	(156)	(158)	(573)	(497)
Amortization of acquired intangible assets	(6,414)	(4,195)	(14,668)	(13,861)
Acquisition-related compensation	(11)	(38)	(48)	(350)
Non-GAAP cost of revenue	$55,626	$43,059	$153,860	$123,145

Gross profit reconciliation:
GAAP gross profit	$191,062	$157,388	$545,268	$441,844
Stock-based compensation expense	5,644	5,810	15,708	16,243
Employer payroll tax on employee stock transactions	156	158	573	497
Amortization of acquired intangible assets	6,414	4,195	14,668	13,861
Acquisition-related compensation	11	38	48	350
Non-GAAP gross profit	$203,287	$167,589	$576,265	$472,795

Gross margin reconciliation:
GAAP gross margin	74%	75%	75%	74%
Stock-based compensation expense	2%	3%	2%	3%
Employer payroll tax on employee stock transactions	—%	—%	—%	—%
Amortization of acquired intangible assets	2%	2%	2%	2%
Acquisition-related compensation	—%	—%	—%	—%
Non-GAAP gross margin*	79%	80%	79%	79%

Research and development expense reconciliation:
GAAP research and development expense	$83,146	$70,453	$234,490	$192,376
Stock-based compensation expense	(24,952)	(22,816)	(70,182)	(61,092)
Employer payroll tax on employee stock transactions	(205)	(164)	(947)	(775)
Acquisition-related compensation	(1,308)	(790)	(2,649)	(2,366)
Non-GAAP research and development expense	$56,681	$46,683	$160,712	$128,143

Sales and marketing expense reconciliation:
GAAP sales and marketing expense	$126,562	$123,713	$388,322	$359,160
Stock-based compensation expense	(22,483)	(18,612)	(66,736)	(55,568)
Employer payroll tax on employee stock transactions	(597)	(290)	(1,776)	(1,583)
Amortization of acquired intangible assets	(2,420)	(2,253)	(6,853)	(6,710)
Acquisition-related compensation	(514)	(27)	(539)	(100)
Non-GAAP sales and marketing expense	$100,548	$102,531	$312,418	$295,199

General and administrative expense reconciliation:
GAAP general and administrative expense	$51,494	$52,342	$151,647	$139,409
Stock-based compensation expense	(22,809)	(22,950)	(65,837)	(60,515)

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

Employer payroll tax on employee stock transactions	(296)	(335)	(1,793)	(1,318)
Acquisition-related compensation	—	(1)	—	(1)
Non-GAAP general and administrative expense	$28,389	$29,056	$84,017	$77,575

Restructuring expense reconciliation:
GAAP restructuring expense	$3,171	$—	$12,221	$—
Stock-based compensation	547	—	583	—
Restructuring charges	(3,718)	—	(12,804)	—
Non-GAAP restructuring expense	$—	$—	$—	$—

Operating loss reconciliation:
GAAP operating loss	$(73,311)	$(89,120)	$(241,412)	$(249,101)
Stock-based compensation expense	75,341	70,188	217,880	193,418
Employer payroll tax on employee stock transactions	1,254	947	5,089	4,173
Amortization of acquired intangible assets	8,834	6,448	21,521	20,571
Acquisition-related compensation	1,833	856	3,236	2,817
Restructuring charges	3,718	—	12,804	—
Non-GAAP operating income (loss)	$17,669	$(10,681)	$19,118	$(28,122)

Operating margin reconciliation:
GAAP operating margin	(28)%	(42)%	(33)%	(42)%
Stock-based compensation expense	29%	33%	30%	32%
Employer payroll tax on employee stock transactions	—%	—%	1%	1%
Amortization of acquired intangible assets	3%	3%	3%	3%
Acquisition-related compensation	1%	—%	—%	—%
Restructuring charges	1%	—%	2%	—%
Non-GAAP operating margin*	7%	(5)%	3%	(5)%

Net income (loss) reconciliation:
GAAP net loss	$(60,291)	$(78,364)	$(340,503)	$(217,653)
Stock-based compensation expense	75,341	70,188	217,880	193,418
Employer payroll tax on employee stock transactions	1,254	947	5,089	4,173
Amortization of acquired intangible assets	8,834	6,448	21,521	20,571
Acquisition-related compensation	1,833	856	3,236	2,817
Restructuring charges	3,718	—	12,804	—
Net gain on strategic investments	(532)	—	(1,324)	(345)
Provision for (benefit from) income taxes	(5,366)	—	125,917	—
Non-GAAP net income	$24,791	$75	$44,620	$2,981

Net income (loss) margin reconciliation:
GAAP net loss margin	(23)%	(37)%	(47)%	(37)%
Stock-based compensation	29%	33%	30%	32%
Employer payroll tax on employee stock transactions	—%	—%	1%	1%
Amortization of acquired intangible assets	3%	3%	3%	3%

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

Acquisition-related compensation	1%	—%	—%	—%
Restructuring charges	1%	—%	2%	—%
Net gain on strategic investments	—%	—%	—%	—%
Provision for (benefit from) income taxes	(2)%	—%	17%	—%
Non-GAAP net income margin*	10%	—%	6%	1%

GAAP basic and diluted shares	332,732,831	316,987,303	328,516,203	312,583,956
Dilutive shares under the treasury stock method	8,113,721	18,066,319	9,512,966	19,385,520
Non-GAAP diluted shares	340,846,552	335,053,622	338,029,169	331,969,476

Diluted EPS reconciliation:
GAAP net loss per share, basic and diluted	$(0.18)	$(0.25)	$(1.04)	$(0.70)
Stock-based compensation expense	0.22	0.21	0.64	0.58
Employer payroll tax on employee stock transactions	—	—	0.02	0.01
Amortization of acquired intangible assets	0.03	0.02	0.06	0.06
Acquisition-related compensation	0.01	—	0.01	0.01
Restructuring charges	0.01	—	0.04	—
Net gain on strategic investments	—	—	—	—
Provision for (benefit from) income taxes	(0.02)	—	0.37	—
Adjustment to fully diluted earnings per share (1)	—	0.02	0.03	0.05
Non-GAAP net income per share, diluted	$0.07	$—	$0.13	$0.01

*Certain figures may not sum due to rounding.
(1) For periods in which we had diluted non-GAAP net income per share, the sum of the impact of individual reconciling items may not total to diluted non-GAAP net income per share because the basic share counts used to calculate GAAP net loss per share differ from the diluted share counts used to calculate non-GAAP net income per share, and because of rounding differences. The GAAP net loss per share calculation uses a lower share count as it excludes dilutive shares which are included in calculating the non-GAAP net income per share.

SENTINELONE, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
(unaudited)
Reconciliation of cash provided by (used in) operating activities to free cash flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
GAAP net cash provided by (used in) operating activities	$21,014	$(7,174)	$72,245	$37,129
Less: Purchases of property and equipment	(109)	(227)	(519)	(1,666)
Less: Capitalized internal-use software	(5,001)	(5,251)	(17,526)	(19,795)
Free cash flow	$15,904	$(12,652)	$54,200	$15,668

Net cash (used in) provided by investing activities	$(90,426)	$29,723	$(24,784)	$(85,898)

Net cash (used in) provided by financing activities	$(47,868)	$10,075	$(76,267)	$31,667

Operating cash flow margin	8%	(3)%	10%	6%
Free cash flow margin	6%	(6)%	7%	3%